Exhibit 99.1

Apple REIT Seven

COURTYARD
Marriott

MARCH 31, 2011

APPLE REIT SEVEN 2011 FIRST QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

The Apple REIT Seven, Inc. portfolio consists of 51 Marriott®- and Hilton®-branded hotels with 6,426 guestrooms located in dynamic markets throughout 18 states. I am pleased to report that key performance indicators generally improved across our portfolio of hotels during the first three months of 2011 as compared to the same period last year. Economic conditions in the majority of our markets are showing evidence of recovery and I am optimistic that 2011 will be a year of steady progress for the Company.

For the three months ended March 31, 2011 and 2010, our hotels reported average occupancy of 70% and 69%, average daily rate (ADR) of $111 and $110, and revenue per available room (RevPAR) of $77 and $75 for each period, respectively. Increasing demand for travel and stabilization within the hotel industry are evident in the improvement in average occupancy, the modest increase in ADR and the three percent increase in RevPAR our hotels experienced during the first quarter of 2011 as compared to the first quarter of 2010. The Apple REIT Seven portfolio includes hotels in Alabama, near areas affected by the tornados that struck in late April. I am pleased to report that our hotels did not suffer any significant damage and are currently accommodating a variety of response workers and insurance teams.

Funds from operations (FFO) for Apple REIT Seven for the first quarter of this year totaled $13.6 million, or $0.15 per share, similar to results for the same period of last year. For the first three months of the year, the Company paid distributions of $0.19 per share. The current annualized distribution rate is seven percent, or $0.77 per share, based on an $11 share price. Our management team and Board of Directors will continue to prudently monitor hotel operations as compared to distributions. Our objective in setting an annualized distribution rate is to provide shareholders consistency over the life of our program, taking into account varying economic cycles and capital improvements as well as current and projected hotel performance. We believe our steady approach to hotel ownership and capital management is conservative and will allow us to meet our goals over the long term.

Each quarter, we redeem a limited number of shares through our Unit Redemption Program at the purchase price paid per Unit. This program is generally funded by our Dividend Reinvestment Program (DRIP); therefore the Company limits the number of Units that may be redeemed during any 12-month period to approximately three percent of the weighted average of outstanding Units during the preceding 12-month period. At times when requests for redemptions exceed this amount, the Company may make distributions on a pro-rata basis, subject to guidelines as outlined in the Offering Prospectus or as otherwise adopted by our Board of Directors. During the three months ended March 31, 2011, the Company redeemed Units in the amount of approximately $8.0 million. As contemplated in the program, the Company redeemed those Units on a pro-rata basis. This conservative approach allows us the ability to minimize debt by spreading the redemptions throughout the year and to maintain the long-term structure of the investment.

Our team is dedicated to protecting the integrity and growing the value of your investment. Through our conservative approach to the allocation of capital, we have maintained low levels of debt, currently at 16 percent of our total initial capitalization. Industry analysts anticipate the increase in demand together with limited new lodging supply will continue to drive improvements in RevPAR across the hotel industry throughout 2011 and 2012 and I believe we are well-poised to benefit as market conditions improve. Thank you for your investment.

Sincerely,
Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2011	Three months ended March 31, 2010

REVENUES
Room revenue	$44,705	$43,548
Other revenue	4,738	4,688

Total revenue	$49,443	$48,236

EXPENSES
Direct operating expense	$13,635	$12,767
Other hotel operating expenses	18,853	18,570
General and administrative	1,119	1,206
Depreciation	8,366	8,275
Interest expense, net	2,281	1,804

Total expenses	$44,254	$42,622

NET INCOME
Net income	$5,189	$5,614

Net income per share	$0.06	$0.06

FUNDS FROM OPERATIONS (A)
Net income	$5,189	$5,614
Depreciation of real estate owned	8,366	8,275

Funds from operations	$13,555	$13,889

FFO per share	$0.15	$0.15

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,764	93,198

OPERATING STATISTICS
Occupancy	70%	69%
Average daily rate	$111	$110
RevPAR	$77	$75
Number of hotels	51	51
Dividends per share	$0.19	$0.19

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2011	December 31, 2010

ASSETS
Investment in real estate, net	$865,455	$872,169
Other assets	24,487	19,798

Total assets	$889,942	$891,967

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$160,384	$148,017
Other liabilities	10,566	10,650

Total liabilities	170,950	158,667
Total shareholders’ equity	718,992	733,300

Total liabilities & shareholders’ equity	$889,942	$891,967

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2011 and the results of operations for the interim periods ended March 31, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (2), Montgomery/Prattville, Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho Bernardo (2)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/Ronkonkoma
OHIO
Cincinnati/Milford
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitseven.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our portfolio consists of 51 hotels with 6,426 guestrooms in 18 states.

MISSION

Apple REIT Seven is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, KIRKLAND, WA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Residence

FROM LEFT TO RIGHT, TOP TO BOTTOM: SPRINGHILL SUITES, ADDISON, TX; HILTON GARDEN INN, HUNTSVILLE, AL; HILTON GARDEN INN, SAN DIEGO, CA; HILTON GARDEN INN, AUBURN, AL; COURTYARD, ALEXANDRIA, VA; RESIDENCE INN, HOUSTON, TX.